UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 30, 2012 (March 29, 2012)

Republic Services, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

1-14267	65-0716904
(Commission File Number)	(IRS Employer Identification No.)

18500 North Allied Way Phoenix, Arizona	85054
(Address of principal executive offices)	(Zip Code)

(480) 627-2700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2012, Donald W. Slager and Republic Services, Inc. (the “Company”) entered into an amended and restated Employment Agreement (the “2012 Slager Agreement”), effective immediately, which supersedes the Employment Agreement between Mr. Slager and the Company that was entered into and effective as of June 25, 2010 (the “2010 Slager Agreement”).

The 2012 Slager Agreement contains two material changes to the 2010 Slager Agreement:

(1) Elimination of excise tax gross-up. The 2010 Slager Agreement provided for a gross-up payment to be made to Mr. Slager in connection with a change in control of the Company if payments and other benefits provided to him would result in an excise tax imposed by Section 4999 of the Internal Revenue Code. The 2012 Slager Agreement eliminates the excise tax gross-up provision. With this change, the 2012 Slager Agreement contains no tax gross-up provisions.

(2) Consistent treatment under the Executive Incentive Plan in the event of death. The Company’s Executive Incentive Plan, which was approved by stockholders in 2009, provides that in the event of a participant’s death, the participant’s beneficiary or estate will receive payment upon all outstanding annual and long-term cash incentive awards (“EIP Awards”) at 100% of target, unless a participant’s employment agreement provides otherwise. The 2010 Slager Agreement provided that Mr. Slager’s beneficiary or estate would receive payment on outstanding EIP Awards pro rated to his time of death and based on actual results. The 2012 Slager Agreement provides the same treatment in the event of death as the Executive Incentive Plan, namely, payment of EIP Awards to his estate or beneficiary at 100% of target. With this change, Mr. Slager’s entitlement to the EIP Awards at death is now the same as other Company personnel who participate in the Executive Incentive Plan.

In addition, the 2012 Slager Agreement clarifies an arguable ambiguity in the 2010 Slager Agreement. Under the 2010 Slager Agreement, “Good Reason” is defined to include, among other things, a material reduction in Mr. Slager’s duties and responsibilities as Chief Executive Officer. The 2012 Slager Agreement retains this part of the definition but also specifies that “Good Reason” includes Mr. Slager’s departure from the Board as the result of his failure to receive the required votes by the Company’s stockholders to be re-elected to the Board.

The above summary of the 2012 Slager Agreement is not complete and is qualified in its entirety by reference to the terms of the 2102 Slager Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated March 29, 2012, between Donald W. Slager and Republic Services, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2012

REPUBLIC SERVICES, INC.

By:	/s/ Tod C. Holmes
Tod C. Holmes
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

By:	/s/ Charles F. Serianni
Charles F. Serianni
Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)